Exhibit 99.2

Yum China Board Announces CFO Transition and Welcomes New Board Member

Shanghai, China (August 5, 2024) -- Yum China Holdings, Inc. (NYSE: YUMC and HKEX: 9987) (the “Company” or “Yum China”) today announced that Andy Yeung, who has served as the Company’s Chief Financial Officer since October 2019, intends to resign as the Company’s Chief Financial Officer for personal reasons. Andy will step down as the Company's Chief Financial Officer, effective September 30, 2024, and will serve as Senior Advisor to the Company’s Chief Executive Officer from October 1, 2024 to February 28, 2025. Adrian Ding, who has been with the Company since March 2019 and currently serves as the Company’s Chief Investment Officer and General Manager of the Company’s Lavazza joint venture, has been appointed as Acting Chief Financial Officer of the Company, effective October 1, 2024.

“On behalf of the Board of Directors and management, I would like to extend our heartfelt gratitude to Andy for all his contributions to the Company. Shortly after joining us in 2019, Andy played a critical role as a core member of the leadership team throughout the pandemic. His efforts were instrumental in enhancing the Company’s financial strength, establishing robust cost discipline and supporting our growth strategy. He also successfully led the completion of our listing in Hong Kong. Under his leadership, the finance team further strengthened its capabilities and upgraded systems and processes in key areas. We wish Andy all the best in his future endeavors.” said Joey Wat, CEO of Yum China.

“I am pleased to announce the appointment of Adrian as our Acting CFO,” Wat commented. “Over the past five years, Adrian has led multiple investment and capital markets projects to enhance our portfolio and organizational strengths, including the acquisitions of KFC joint venture stakes and strategic investments in supply chain, technology, and other strategic areas. He also played a critical role to drive our listing project in Hong Kong. Adrian was instrumental in establishing the Lavazza joint venture and building the Lavazza business in China. With his financial and operational expertise, I am confident that Adrian will continue to drive our strategy and support our growth objectives to create value for our shareholders.”

Adrian Ding joined the Company in March 2019 as Vice President of Corporate Finance. He has served as Chief Investment Officer of the Company since February 2020 and additionally as General Manager of the Company’s Lavazza joint venture since March 2022. Prior to joining the Company, Mr. Ding worked for Alibaba Group Holding Limited from 2018 to early 2019, responsible for strategic investments in the technology and media sectors. Before that, Mr. Ding gained extensive experience in investment banking, having advised clients on a number of capital markets and M&A projects. Mr. Ding worked at UBS AG as a Director in Investment Banking. He also previously worked at Morgan Stanley and Citigroup Global Markets Asia Limited. Mr. Ding currently serves as a director of Fujian Sunner Development Co., Ltd. (Shenzhen Stock Exchange: 002299). Mr. Ding obtained a master’s degree in business administration (MBA) from Columbia Business School, and a bachelor’s degree in quantitative finance from Hong Kong University of Science and Technology.

Yum China also announced today the appointment of Ms. Mikel A. Durham to the Board of Directors, effective August 12, 2024. In connection with the appointment, the size of the Board of Directors was increased to 12 directors, ten of whom are independent.

“We are delighted to welcome Mikel to our Board of Directors,” said Yum China’s Chairman Dr. Fred Hu. “With her deep knowledge of the food industry, significant public company board experience, and global business expertise, I am confident that Mikel will add great value to our Board and to Yum China.”

Joey Wat, CEO of Yum China commented, “On behalf of the management team, I extend a warm welcome to Mikel. Mikel's extensive experience in growing powerful brands, developing innovative products, and driving success will be invaluable as we continue to execute our RGM 2.0 strategy (Resilience, Growth, Moat, with a focus on growth). I trust that her expertise and guidance will inspire us as we navigate the exciting opportunities that lie ahead.”

Mikel A. Durham served as CEO of American Seafoods Group, a world’s leading at-sea processor of seafood, from January 2017 to February 2022. She also chaired the trade association for Wild Alaska Pollock, the largest global fishery for human consumption. Ms. Durham served as the global chief commercial officer of the private equity backed CSM Bakery Solutions, a global bakery supply manufacturer, from 2014 to 2016. Prior to joining CSM Bakery Solutions, Ms. Durham held various positions in PepsiCo, Inc. from 1994 to 1998 and from 2009 to 2013, with her last position being global growth officer for PepsiCo Foodservice. She also held executive roles at CEB Global Inc. in operations research from 2006 to 2008, Cadbury Schweppes in supply chain from 2002 to 2006, and Diageo in general management of both packaged goods and foodservice from 1998 to 2001 (including serving as president of Burger King North America from 2000 to 2001). From 1985 to 1994, Ms. Durham worked at Bain & Company, where she served in several roles working in the United States, United Kingdom and Australia, and from 1992 to 1994, co-leading the Russian office. Ms. Durham has served as an independent director of Tyson Foods, Inc. (NYSE: TSN) since 2015, and currently serves on the Strategy and Acquisition Committee and the Audit Committee of Tyson Foods, Inc. Since 2023, she has served on the board of the Marine Stewardship Council. Ms. Durham obtained a master’s degree of business administration (MBA) from the Harvard University in 1990.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has approximately 400,000 employees and operates over 15,000 restaurants under six brands across more than 2,100 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:

Tel: +86 21 2407 7556

IR@YumChina.com

Media Contact:

Tel: +86 21 2407 8288 / +852 2267 5807

Media@YumChina.com